EXHIBIT 99.1

Contact:	D. Anthony Peay - (804) 632-2112
Executive Vice President/ Chief Financial Officer
Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moodys, Dow Jones, Investor Relations Service

October 25, 2004                 11:00 a.m.                 Traded: NASDAQ                 Symbol: UBSH

UNION BANKSHARES REPORTS INCREASE IN 3rd QUARTER EARNINGS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares (NASDAQ: UBSH - News) reports net income for the third quarter 2004 of $4.5 million, up 6.2% from $4.2 million for the same period in 2003. Over this same period, earnings per share on a diluted basis decreased from $.55 to $.51. Return on average equity for the quarter ended September 30, 2004 was 11.42%, while return on average assets for the same period was 1.09%, compared to 14.66% and 1.37% respectively, for the quarter ended September 30, 2003.

As a supplement to Generally Accepted Accounting Principles (“GAAP”), the Company also uses certain non-GAAP financial measures to review its operating performance. Earnings per share on a cash basis for the quarter and nine months ended September 30, 2004 were $0.54 and $1.59 as compared to $0.56 and $1.68 in the comparable periods a year ago. Cash basis return on equity for the quarter and nine months ended September 30, 2004 were 16.64% and 15.17% as compared to 16.14% and 16.47% in the comparable periods a year ago.

“As expected, operating results for our organization in the third quarter and for the year to date continue to be highlighted by internal growth initiatives and market opportunities,” said G. William Beale, President of Union Bankshares Corporation. “The integration of Guaranty Financial Corporation into our organization was completed in mid-September as Guaranty Bank was merged into Union Bank & Trust Company. We have seen significant synergies in this combination and are very pleased with the results to date. Customer and market reaction have been very positive and are reflected in both deposit and loan growth in that region. Our employees in that market and throughout the organization worked diligently as a team to achieve these results. Costs savings anticipated in the acquisition are on target and most are expected to be achieved by the end of 2004.

Strategic expansion continued in the third quarter with the move of the Mechanicsville convenience store location to a new, larger branch located nearby. This represents the fifth new branch in the Greater Richmond market since last December. One additional branch opening is planned for early December on Pole Green Road near I-295 in Hanover County. While these initiatives have slowed the pace of earnings growth in the short-term, they represent very positive long-term opportunities for our organization. We will continue to pursue those opportunities which we feel add value to our organization over the long-term.

The third quarter provided continued loan demand, principally in commercial real estate, construction and commercial business lending. We believe this is reflective of the growth and economic strength of the markets we serve, though we do see such growth moderating in the near-term.

Slight declines in long-term interest rates provided moderate mortgage loan production for the third quarter, but still trailed last year’s third quarter and year to date production by 28% and 20%, respectively. The outlook for mortgage production in the fourth quarter is modest, but should exceed the levels attained in the fourth quarter of 2003. We continue to seek opportunities to expand our mortgage reach to attractive markets, including deeper penetration of our existing bank markets.”

Operating results for the third quarter and first nine months of 2004 reflect the impact on earnings from the Company’s acquisition activity. Effective September 13, 2004, the operations of Guaranty Financial Corporation (Guaranty) were merged with and into the Company’s largest subsidiary, Union Bank and Trust Company. Operating results for 2004 include net income from Guaranty of $825 thousand year to date (period from May 1, 2004 through September 30, 2004) and $491 thousand for the quarter ended September 30, 2004. These results also include approximately $274 thousand in amortization of core deposit intangibles year to date and $164 thousand for the third quarter. In addition, Union’s interest expense for the quarter and year to date included $233 thousand and $482 thousand, respectively, in interest expense on the Trust Preferred Security Pool used to fund the Guaranty acquisition.

In addition, the expansion of the Company’s branch network has impacted both the quarter and nine month results. Four de novo branches have been opened in 2004, with one additional de novo branch to open in December. In addition, one of the Company’s convenience store branches has been relocated to a larger traditional banking facility near-by. The costs associated with these branches will typically be greater than the revenue generated in the first 18-24 months. Expenses for the quarter and first nine months exceeded revenue generated by $316 thousand and $565 thousand, respectively. Other merger-related expenses, including data and systems conversion, marketing, communications and other integration costs totaled $191 thousand and $216 thousand for the quarter and the nine months ended September 30, 2004.

On a linked quarter basis (current quarter to most recent prior quarter), net income decreased 2.3% from $4.6 million in the second quarter of 2004 to $4.5 million in the third quarter. The Company’s return on average equity and return on average assets decreased to 11.42% and 1.09% from 12.13% and 1.23%, respectively, in the second quarter of 2004.

For the nine months ended September 30, 2004, net income increased slightly to $12.6 million from $12.5 million for the same period a year ago. Over this same period, earnings per share on a diluted basis decreased 8% from $1.63 to $1.51. Return on average equity for the nine months ended September 30, 2004 was 11.82%, while return on average assets for the same period was 1.16%, compared to 15.08% and 1.43% respectively, for the nine months ended September 30, 2003.

For the third quarter net income for the community banking segment was $4.1 million, an increase of $738 thousand or 21.9% from $3.4 million for the third quarter of 2003. Third quarter net income for the mortgage banking segment was $354 thousand, a decline of $476 thousand or 57.3% from $830 thousand in the same quarter of 2003. For the nine months ended September 30, 2004, net income for the community bank segment increased 14.1% to $11.6 million from $10.2 million for same period of 2003, while net income for the mortgage banking segment decreased 55.7% to $1 million from $2.3 million for the same period of 2003.

Net interest income was up $3.9 million, or 35.5%, from the third quarter of 2003. Average earning assets for the quarter grew to $1.49 billion compared to $1.14 billion a year earlier providing the Company with a higher earnings base. The acquisition of Guaranty Bank contributed $130 million to average earning assets. This volume growth combined with an increase of 10 basis points in the net interest margin (FTE) (which increased to 4.14% in the third quarter of 2004, up from 4.04% in the same quarter of 2003) caused the increase in net interest income.

For the quarter ended September 30, 2004, the provision for loan losses was $895 thousand, down slightly from $903 thousand a year earlier. This is reflective of net recoveries of previously charged off loans totaling $312 thousand for the quarter. At September 30, 2004, nonperforming assets totaled $11.3 million, including a single credit relationship totaling $10.3 million. These loans are secured by real estate, but based on the information currently available management has allocated $1.1 million in reserves. Since the end of the first quarter 2004, the Company has entered into a workout agreement with the borrower. Under the terms of the workout, the Company extended further credit of approximately $1.6 million secured by property with significant equity. The Company anticipates that this workout will result in a reduction of overall exposure to the borrower.

Noninterest income for the third quarter of 2004 was down 8.8% to $6.1 million compared to a year ago. This includes a decline of $1.1 million, or 26.2% in gains on the sales of mortgage loans, which was partially offset by increases of $128 thousand in service charges on deposit accounts, $167 thousand in other service charges, and $157 thousand in other operating income. There was little change in noninterest income, as compared to the second quarter of 2004. Mortgage loan production for the third quarter of 2004 totaled $123.4 million as compared to $171.3 million in the third quarter of 2003 and $148.7 million in the second quarter of 2004.

Noninterest expense for the third quarter 2004 increased by $3.0 million or 27.7% compared to the same quarter a year ago, and for the nine months ended September 30, 2004, noninterest expense increased by $6.8 million or 22.1% compared to the same period in 2003. These increases are largely attributable to the Company’s expansion efforts and infrastructure costs. Noninterest expense related to the operation of the former Guaranty branches amounted to $1.8 million and $3.2 million for the quarter and nine months ended September 30, 2004, respectively. Expenses were up due to branch expansion efforts in Richmond which added approximately $306 thousand in expenses from the same quarter a year ago and $556 thousand year to date. Other expenses related to the new overdraft privilege service contributed $149 thousand of the quarterly increase in expenses and $502 thousand of the year to date increase. Director expenses also increased by $33 thousand for the quarter and $266 thousand year to date as the Company enhanced its director compensation structure and responded to the additional requirements of Sarbanes-Oxley. Continued investments in new technology, staff expansions in support areas, and the outsourcing of our data processing service contributed approximately $217 thousand to the quarterly increase and $684 thousand to the year to date increase, as the Company maintains the appropriate operating foundation for future growth.

Loans at September 30, 2004 increased 47.3% or $396.3 million from September 30, 2003 and 4.9% or $57.8 million from June 30, 2004. The acquisition of Guaranty Bank represents $171.2 million of the growth from September 30, 2003. The remaining growth of $225.1 million was attributed largely to increases in commercial and construction real estate loans, as well as commercial business loans.

This loan growth occurred principally within the Richmond, Charlottesville, and Fredericksburg markets. These trends are reflective of the vibrant markets served by the Company and of a strengthening economy. Yields on loans (FTE) decreased from 6.45% during the third quarter of 2003 to 6.01% for the third quarter of 2004 which was up slightly from 6.00% in the second quarter 2004. The cost of funds also declined, from 2.53% in the third quarter of 2003 and 2.18% for the second quarter of 2004 to 2.15% in the third quarter of 2004. Loan yields increased by 1 basis point during the third quarter of 2004 while the cost of funds declined by 3 basis points resulting in a relatively stable margin. Deposit levels were up $307.1 million, or 31%, from the third quarter of 2003 and $23.3 million, or 1.8%, from the second quarter of 2004. The acquisition of Guaranty Bank represents $196 million of the growth in deposits from September 30, 2003. The remaining growth in deposits of $111.1 million represents an 11.2% increase from a year earlier.

At September 30, 2004 total assets were $1.64 billion, up 35.3%, or $429 thousand from $1.22 billion at September 30, 2003. The Guaranty acquisition represents $251.6 million of this growth. Securities increased to $240.2 million at September 30, 2004 compared to $239.4 million a year earlier. The Company’s capital position remains strong with an equity-to-assets ratio of 9.8%.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (30 locations in the counties of Albemarle, Caroline, Chesterfield, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the Cities of Charlottesville and Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg ( 2 locations in Williamsburg and Newport News). Union Bank & Trust also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products. The Bank of Williamsburg also owns a non-controlling interest in Johnson Mortgage Company, LLC.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Key Financial Data

	For the three months ended September 30		For nine months ended September 30
	2004	2003	2004	2003
RESULTS OF OPERATIONS
Interest income	$21,582	$16,945	$57,826	$50,222
Interest expense	6,705	5,967	18,668	18,051

Net interest income	14,877	10,978	39,158	32,171
Provision for loan losses	895	903	1,634	1,935

Net interest income after provision for loan losses	13,982	10,075	37,524	30,236
Noninterest income	6,098	6,683	17,057	17,570
Noninterest expenses	13,992	10,959	37,258	30,503

Income before income taxes	6,088	5,799	17,323	17,303
Income tax expense	1,631	1,604	4,695	4,828

Net income	4,457	4,195	12,628	12,475

Interest earned on loans (Fully Tax Equivalent)	$18,615	$14,109	$49,198	$40,828
Interest earned on securities (FTE)	3,513	3,436	10,328	11,222
Interest earned on earning assets (FTE)	22,196	17,558	59,666	52,162
Net interest income (FTE)	15,490	11,595	40,998	34,121
Interest expense on certificate of deposits	4,347	4,396	12,856	13,252
Interest expense on interest bearing deposits	5,144	4,908	14,736	15,030
Core deposit intangible amortization	307	143	702	432

Net income - community banking segment	$4,103	$3,365	$11,612	$10,181
Net income - mortgage banking segment	354	830	1,016	2,294

KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.09%	1.37%	1.16%	1.43%
Return on average equity (ROE)	11.42%	14.66%	11.82%	15.08%
Efficiency ratio	66.71%	62.05%	66.28%	61.32%
Efficiency ratio (excluding mortgage segment)	63.57%	59.05%	62.97%	58.83%
Net interest margin (FTE)	4.14%	4.03%	4.07%	4.16%
Yield on earning assets (FTE)	5.93%	6.10%	5.92%	6.36%
Cost of interest bearing liabilities (FTE)	2.15%	2.53%	2.23%	2.67%

PER SHARE DATA
Net income per share - basic	$0.51	$0.55	$1.52	$1.64
Net income per share - diluted	0.51	0.55	1.51	1.63
Cash net income per share - diluted	0.54	0.56	1.59	1.67
Cash dividends paid (semi-annual payment)	—	—	0.33	0.29
Book value per share	18.47	15.17	18.47	15.17
Tangible book value per share	13.72	14.39	13.72	14.39

FINANCIAL CONDITION
Assets	$1,644,582	$1,215,430	$1,644,582	$1,215,430
Loans, net of unearned income	1,233,234	836,984	1,233,234	836,984
Earning assets	1,513,371	1,140,590	1,513,371	1,140,590
Goodwill	31,312	864	31,312	864
Other intangibles	10,029	5,068	10,029	5,068
Deposits	1,296,256	989,204	1,296,256	989,204
Stockholders’ equity	160,857	115,376	160,857	115,376
Tangible equity	119,516	109,444	119,516	109,444

AVERAGES
Assets	$1,619,400	$1,211,131	$1,452,417	$1,162,963
Loans, net of unearned income	1,199,189	816,453	1,054,957	768,748
Loans held for sale	35,166	68,916	32,815	51,718
Securities	239,375	246,336	242,074	258,654
Earning assets	1,489,187	1,141,480	1,346,232	1,096,204
Deposits	1,269,569	965,187	1,149,186	936,253
Certificates of deposit	557,836	489,929	535,433	480,557
Interest bearing deposits	1,052,412	815,835	963,909	799,043
Borrowings	185,998	119,710	151,904	104,052
Interest bearing liabilities	1,238,410	935,545	1,115,813	903,095
Stockholders’ equity	155,299	113,513	142,709	110,639
Tangible Equity	114,544	107,503	117,197	104,486

ASSET QUALITY
Beginning balance Allowance for loan loss	$14,810	$10,252	$11,519	$9,179
Acquired bank allowance balance 5/1	—	—	2,040	—
plus provision for loan loss	895	903	1,634	1,935
less charge offs	(209)	(292)	(743)	(745)
plus recoveries	521	202	1,567	696

Allowance for loan losses	16,017	11,065	16,017	11,065
Allowance as % of total loans	1.30%	1.32%	1.30%	1.32%

Nonaccrual loans	$11,282	$9,100	$11,282	$9,100
Foreclosed properties & real estate investments	14	444	14	444

Total nonperforming assets	11,296	9,544	11,296	9,544
Loans past due 90 days and accruing interest	1,450	1,038	1,450	1,038

Total nonperforming assets plus 90 days	12,746	10,582	12,746	10,582
Nonperforming assets to loans plus foreclosed properties	0.92%	1.14%	0.92%	1.14%

OTHER DATA

Market value per share at period-end	$31.16	$30.37	$31.16	$30.37
Price to book value ratio	1.69	2.00	1.69	2.00
Price to earnings ratio	15.48	13.97	15.48	13.97
Weighted average shares outstanding, basic	8,686,639	7,606,890	8,296,258	7,598,994
Weighted average shares outstanding, diluted	8,752,213	7,685,285	8,375,430	7,668,239
Shares outstanding at end of period	8,708,317	7,607,677	8,708,317	7,607,677
Shares repurchased	—	—	—	1,000
Average price of repurchased shares	—	—	—	24.07
Mortgage loan originations	123,360,384	171,279,806	359,866,194	443,986,110
% of originations that are refinances	26.1%	48.6%	32.2%	53.9%

End of period full time equivalent employees	560	477	560	477
Number of full service branches	42	31	42	31
Number of Bank subsidiaries	4	4	4	4
Number of ATMs	78	31	78	31

ALTERNATIVE PERFORMANCE MEASURES
Net income	$4,457	$4,195	$12,628	$12,475
Plus amortization of core deposit intangibles	307	143	702	432

Cash basis operating earnings (1)	4,764	4,338	13,330	12,907

Weighted average shares outstanding	8,752,213	7,685,285	8,375,430	7,668,239

Average assets	1,619,400	1,211,132	1,452,417	1,162,963
Less goodwill (average)	(30,663)	(864)	(17,651)	(864)
Less core deposit intangibles (average)	(10,092)	(5,146)	(7,861)	(5,289)

Average tangible assets (1)	1,578,645	1,205,122	1,426,905	1,156,810

Average equity	155,299	113,513	142,709	110,639
Less goodwill (average)	(30,663)	(864)	(17,651)	(864)
Less core deposit intangibles (average)	(10,092)	(5,146)	(7,861)	(5,289)

Average tangible equity (1)	114,544	107,503	117,197	104,486

Cash basis EPS fully diluted (1)	$0.54	$0.56	$1.59	$1.68
Cash basis return on average tangible assets (1)	1.21%	1.44%	1.25%	1.49%
Cash basis return on average tangible equity (1)	16.64%	16.14%	15.17%	16.47%

(1)	As a supplement to Generally Accepted Accounting Principles (“GAAP”), management also reviews operating performance based on its “cash basis earnings” to fully analyze its core business. Cash basis earnings exclude amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.
In management’s opinion, cash basis earnings are useful to investors because by excluding non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed in direct comparison with non-GAAP measures of other companies.

UNION BANKSHARES CORPORATION

Comparative Balance Sheets

			Change
(Dollars in thousands)	9/30/2004	9/30/2003	$	%
ASSETS
Cash and due from banks	$34,508	$27,224	$7,284	26.8%
Interest-bearing deposits in other banks	3,154	4,740	(1,586)	-33.5%
Other interest bearing deposits	2,598	—	2,598	NM
Money market investments	135	105	30	28.6%
Federal funds sold	871	18,728	(17,857)	-95.3%

Total cash and cash equivalents	41,266	50,797	(9,531)	-18.8%

Securities available for sale, at fair value	240,212	239,405	807	0.3%

Total securities	240,212	239,405	807	0.3%

Loans held for sale	33,166	40,627	(7,461)	-18.4%

Loans, net of unearned income	1,233,234	836,984	396,250	47.3%
Less allowance for loan losses	(16,017)	(11,065)	(4,952)	44.8%

Net loans	1,217,217	825,919	391,298	47.4%

Bank premises and equipment, net	39,975	25,624	14,351	56.0%
Other real estate owned	14	444	(430)	-96.8%
Core deposit intangible	10,029	5,068	4,961	97.9%
Goodwill	31,312	864	30,448	3524.1%
Other assets	31,391	26,682	4,709	17.6%

Total assets	$1,644,582	$1,215,430	$429,152	35.3%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing demand deposits	$231,009	$164,943	$66,066	40.1%
Interest-bearing deposits:
NOW accounts	191,693	140,853	50,840	36.1%
Money market accounts	185,930	97,423	88,507	90.8%
Savings accounts	121,329	91,676	29,653	32.3%
Time deposits of $100,000 and over	197,958	165,507	32,451	19.6%
Other time deposits	368,335	328,802	39,533	12.0%

Total interest-bearing deposits	1,065,246	824,261	240,985	29.2%

Total deposits	1,296,255	989,204	307,051	31.0%

Securities sold under agreements to repurchase	46,845	36,757	10,088	27.4%
Other short-term borrowings	5,000	66,498	(61,498)	-92.5%
Trust preferred securities	22,500	—	22,500	NM
Long-term borrowings	103,062	—	103,062	NM

Total borrowings	177,407	103,255	74,152	71.8%

Other liabilities	10,063	7,595	2,468	32.5%

Total liabilities	1,483,725	1,100,054	383,671	34.9%

Stockholders’ equity
Common stock	17,417	15,215	2,202	14.5%
Surplus	32,875	1,828	31,047	1698.4%
Retained earnings	104,209	92,271	11,938	12.9%
Unrealized gain on securities available for sale, net of deferred taxes	6,356	6,062	294	4.8%

Total stockholders’ equity	160,857	115,376	45,481	39.4%

Total liabilities and stockholders’ equity	$1,644,582	$1,215,430	$429,152	35.3%

Union Bankshares Corporation
Comparative Income Statements
This Quarter vs. Same Quarter Last Year

			Change
(in thousands)	9/30/2004	9/30/2003	$	%
Interest and dividend income:
Interest and fees on loans	$18,529	$14,033	$4,496	32.0%
Interest on Federal funds sold	41	8	33	412.5%
Interest on interest bearing deposits in other banks	27	5	22	440.0%
Interest and dividends on securities:
Taxable	2,004	1,855	149	8.0%
Nontaxable	981	1,044	(63)	-6.0%

Total interest and dividend income	21,582	16,945	4,637	27.4%

Interest expense:
Interest on deposits	5,144	4,908	236	4.8%
Interest on Federal funds	54	38	16	42.1%
Interest on short-term borrowings	180	80	100	125.0%
Interest on long-term borrowings	1,327	941	386	41.0%

Total interest expense	6,705	5,967	738	12.4%

Net interest income	14,877	10,978	3,899	35.5%
Provision for loan losses	895	903	(8)	-0.9%

Net interest income after provision for loan losses	13,982	10,075	3,907	38.8%

Noninterest income:
Service charges on deposit accounts	1,807	1,679	128	7.6%
Other service charges and fees	802	635	167	26.3%
Gains (losses) on securities transactions, net	44	—	44	N/M
Gain on sales of loans	3,013	4,084	(1,071)	-26.2%
Gains (losses) on other real estate owned and bank premises, net	—	10	(10)	-100.0%
Other operating income	432	275	157	57.1%

Total noninterest income	6,098	6,683	(585)	-8.8%

Noninterest expenses:
Salaries and benefits	7,715	6,920	795	11.5%
Occupancy expenses	958	687	271	39.4%
Furniture and equipment expenses	930	669	261	39.0%
Other operating expenses	4,389	2,683	1,706	63.6%

Total noninterest expenses	13,992	10,959	3,033	27.7%

Income before income taxes	6,088	5,799	289	5.0%
Income tax expense	1,631	1,604	27	1.7%

Net income	$4,457	$4,195	262	6.2%

UNION BANKSHARES CORPORATION

Comparative Income Statements

            Year-to-Year

(Dollars in thousands)			Change
	9/30/2004	9/30/2003	$	%
Interest and dividend income:
Interest and fees on loans	$48,964	$40,595	$8,369	20.6%
Interest on Federal funds sold	102	73	29	39.7%
Interest on interest-bearing deposits in other banks	39	17	22	129.4%
Interest on money market investments	—	22	(22)	-100.0%
Interest and dividends on securities:
Taxable	5,738	6,201	(463)	-7.5%
Nontaxable	2,983	3,314	(331)	-10.0%

Total interest and dividend income	57,826	50,222	7,604	15.1%

Interest expense:
Interest on deposits	14,736	15,030	(294)	-2.0%
Interest on Federal funds	91	46	45	97.8%
Interest on short-term borrowings	383	216	167	77.3%
Interest on long-term borrowings	3,458	2,759	699	25.3%

Total interest expense	18,668	18,051	617	3.4%

Net interest income	39,158	32,171	6,987	21.7%
Provision for loan losses	1,634	1,935	(301)	-15.6%

Net interest income after provision for loan losses	37,524	30,236	7,288	24.1%

Noninterest income:
Service charges on deposit accounts	5,103	3,962	1,141	28.8%
Other service charges and fees	2,374	1,891	483	25.5%
Gains (losses) on securities transactions, net	47	(14)	61	-435.7%
Gain on sales of loans	8,534	10,833	(2,299)	-21.2%
Gains (losses) on sales of other real estate owned and bank premises, net	79	27	52	192.6%
Other operating income	920	871	49	5.6%

Total noninterest income	17,057	17,570	(513)	-2.9%

Noninterest expenses:
Salaries and benefits	21,296	19,265	2,031	10.5%
Occupancy expenses	2,459	1,985	474	23.9%
Furniture and equipment expenses	2,518	1,861	657	35.3%
Other operating expenses	10,985	7,392	3,593	48.6%

Total noninterest expenses	37,258	30,503	6,755	22.1%

Income before income taxes	17,323	17,303	20	0.1%
Income tax expense	4,695	4,828	(133)	-2.8%

Net income	$12,628	$12,475	$153	1.2%

Union Bankshares Corporation

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the three months ended September 30,
	2004			2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$160,689	$2,004	4.96%	$162,768	$1,854	4.52%	$169,358	$2,396	5.61%
Tax-exempt(1)	78,686	1,509	7.63%	83,568	1,582	7.51%	92,031	1,747	7.53%

Total securities	239,375	3,513	5.84%	246,336	3,436	5.53%	261,389	4,143	6.29%
Loans, net	1,199,189	18,117	6.01%	816,453	13,271	6.45%	675,039	12,554	7.38%
Loans held for sale	35,166	498	5.63%	68,916	838	4.82%	25,390	357	5.58%
Federal funds sold	5,389	41	3.03%	7,329	8	0.43%	16,013	58	1.44%
Money market investments	77	15	77.50%	140	—	0.00%	120	1	3.31%
Interest-bearing deposits in other banks	9,990	12	0.48%	2,306	5	0.86%	1,280	5	1.55%

Total earning assets	1,489,186	22,196	5.93%	1,141,480	17,558	6.10%	979,231	17,118	6.94%
Allowance for loan losses	(15,150)			(10,592)			(8,614)
Total non-earning assets	145,364			80,243			71,621

Total assets	$1,619,400			$1,211,131			$1,042,238

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$185,721	129	0.28%	$138,556	120	0.34%	$122,684	259	0.84%
Money market savings	184,959	462	0.99%	96,110	222	0.92%	84,763	309	1.45%
Regular savings	123,896	206	0.66%	91,240	170	0.74%	79,604	265	1.32%
Certificates of deposit:
$100,000 and over	193,489	1,680	3.45%	163,326	1,569	3.81%	133,987	1,392	4.12%
Under $100,000	364,347	2,667	2.91%	326,603	2,827	3.43%	287,718	2,823	3.89%

Total interest-bearing deposits	1,052,412	5,144	1.94%	815,835	4,908	2.39%	708,756	5,048	2.83%
Other borrowings	185,998	1,562	3.34%	119,710	1,055	3.50%	103,999	1,066	4.07%

Total interest-bearing liabilities	1,238,410	6,706	2.15%	935,545	5,963	2.53%	812,755	6,114	2.98%

Noninterest bearing liabilities:
Demand deposits	217,156			149,352			118,288
Other liabilities	8,535			12,721			9,986

Total liabilities	1,464,101			1,097,618			941,029
Stockholders’ equity	155,299			113,513			101,209

Total liabilities and stockholders’ equity	$1,619,400			$1,211,131			$1,042,238

Net interest income		$15,490			$11,595			$11,004

Interest rate spread			3.78%			3.57%			3.95%
Interest expense as a percent of average earning assets			1.79%			2.07%			2.48%
Net interest margin			4.14%			4.03%			4.46%

(1)	Income and yields are reported on a taxable equivalent basis.

Union Bankshares Corporation

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the nine months ended September 30,
	2004			2003			2002
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
	(Dollars in thousands)
Assets:
Securities:
Taxable	$160,448	$5,739	4.78%	$172,227	$6,201	4.81%	$167,172	$7,270	5.81%
Tax-exempt(1)	81,626	4,589	7.51%	86,427	5,021	7.77%	92,074	5,281	7.67%

Total securities	242,074	10,328	5.70%	258,654	11,222	5.80%	259,246	12,551	6.47%
Loans, net	1,054,957	47,816	6.05%	768,748	38,873	6.76%	646,877	36,716	7.59%
Loans held for sale	32,815	1,382	5.63%	51,718	1,955	5.05%	22,492	1,070	6.36%
Federal funds sold	10,639	102	1.28%	12,395	72	0.78%	13,460	151	1.50%
Money market investments	100	21	28.05%	2,521	22	1.17%	851	12	1.89%
Interest-bearing deposits in other banks	5,647	17	0.40%	2,168	18	1.11%	1,014	12	1.58%

Total earning assets	1,346,232	59,666	5.92%	1,096,204	52,162	6.36%	943,940	50,512	7.15%
Allowance for loan losses	(13,460)			(9,940)			(8,091)
Total non-earning assets	119,645			76,699			71,009

Total assets	$1,452,417			$1,162,963			$1,006,858

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$169,338	353	0.28%	$133,564	454	0.45%	$118,940	827	0.93%
Money market savings	148,181	1,006	0.91%	95,791	741	1.03%	83,704	919	1.47%
Regular savings	110,957	521	0.63%	89,131	583	0.87%	76,701	767	1.34%
Certificates of deposit:
$100,000 and over	187,052	4,891	3.49%	160,546	4,680	3.90%	132,582	4,206	4.24%
Under $100,000	348,381	7,965	3.05%	320,011	8,572	3.58%	279,925	8,578	4.10%

Total interest-bearing deposits	963,909	14,736	2.04%	799,043	15,030	2.51%	691,852	15,297	2.96%
Other borrowings	151,904	3,932	3.46%	104,052	3,011	3.87%	99,958	3,124	4.18%

Total interest-bearing liabilities	1,115,813	18,668	2.23%	903,095	18,041	2.67%	791,810	18,421	3.11%

Noninterest bearing liabilities:
Demand deposits	185,277			137,210			111,749
Other liabilities	8,618			12,019			8,121

Total liabilities	1,309,708			1,052,324			911,680
Stockholders’ equity	142,709			110,639			95,178

Total liabilities and stockholders’ equity	$1,452,417			$1,162,963			$1,006,858

Net interest income		$40,998			$34,121			$32,091

Interest rate spread			3.69%			3.69%			4.04%
Interest expense as a percent of average earning assets			1.85%			2.20%			2.61%
Net interest margin			4.07%			4.16%			4.55%

(1)	Income and yields are reported on a taxable equivalent basis.